NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
Earnings per Share 94 Cents, Return on Equity 13.7%

Greenwich, CT, April 23, 2012 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the first quarter of 2012 of $135 million, or 94 cents per share, compared with $116 million, or 78 cents per share, for the first quarter of 2011.
Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2012	2011

Gross premiums written	$1,401,526	$1,269,858
Net premiums written	1,203,526	1,083,303

Net income	135,318	115,590
Net income per diluted share	0.94	0.78

Operating income (1)	104,236	96,800
Operating income per diluted share	0.73	0.66

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

The Financial Accounting Standards Board recently issued guidance regarding the treatment of costs associated with acquiring or renewing insurance contracts. This guidance modifies the definition of the types of costs that can be capitalized and specifies that the costs must be directly related to the successful acquisition of a new or renewed insurance contract. We adopted this guidance effective January 1, 2012 and retrospectively adjusted our previously issued financial statements (including the applicable 2011 information contained herein). The effect of adopting this guidance retrospectively was to decrease deferred acquisition costs by $84 million, common stockholders' equity by $55 million and book value per share by 40 cents as of December 31, 2011. The new guidance also resulted in minor changes to other operating costs and expenses and expense ratios.

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First quarter highlights included:

•	Book value per share increased $1.10, or 3.8%, to $29.85.

•	Average rates on renewed policies increased 6.5%.

•	GAAP combined ratio was 96.5%.

•	Net premiums written increased 11%.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: “We are very pleased with our first quarter results. All of the business segments achieved underwriting profits, our newer ventures continued to gain traction, and price increases are accelerating. On an accident year basis, our loss ratio is declining, and we anticipate that it will continue to improve throughout the year.

"We continue to invest in people and expand our footprint in attractive markets. The consequence of this is that we have not yet seen the full benefit of a declining expense ratio. We believe we will be rewarded, in time, for the development of these operations.

"The Company's investment results have benefited from improved returns in our investment funds, as well as our various opportunistic investments in equities, real estate, and mortgages. We continue to hold the vast majority of our investments in highly rated fixed income securities. As we have suggested recently, the current structure of our portfolio is likely to provide us with more frequent capital gains over the next several years.

"While the property casualty business inherently has significant short term volatility, we see definitive signs of improving market conditions and expect better overall returns on equity,” Mr. Berkley concluded.

Webcast Conference Call and Supplementary Information
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, April 24, 2012 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A recording of the call will be available on the Company's website approximately two hours after the end of the conference call.
The Company has posted Supplementary Investor Information regarding the changes to its previously issued financial statements resulting from the retrospective change in accounting for deferred policy acquisition costs on its website at www.wrberkley.com.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2012 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain key personnel and qualified employees; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2012 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2012	2011
Revenues:
Net premiums written	$1,203,526	$1,083,303
Change in unearned premiums	(103,875)	(100,806)
Net premiums earned	1,099,651	982,497
Net investment income	157,619	146,126
Insurance service fees	23,877	22,173
Net investment gains:
Net realized gains on investment sales	43,477	29,284
Change in valuation allowance, net of other-than-temporary impairments	4,014	—
Net investment gains	47,491	29,284
Revenues from wholly-owned investees	49,675	53,887
Other income	392	384
Total revenues	1,378,705	1,234,351
Expenses:
Losses and loss expenses	679,472	607,095
Other operating costs and expenses	431,779	386,129
Expenses from wholly-owned investees	51,330	53,816
Interest expense	28,821	28,117
Total expenses	1,191,402	1,075,157
Income before income taxes	187,303	159,194
Income tax expense	(52,071)	(43,599)
Net income before noncontrolling interests	135,232	115,595
Noncontrolling interests	86	(5)
Net income to common stockholders	$135,318	$115,590
Net income per share:
Basic	$0.98	$0.82
Diluted	$0.94	$0.78

Average shares outstanding:
Basic	137,814	141,177
Diluted	143,411	147,425

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Operating Results by Segment
(Amounts in thousands, except ratios (1)(2))

	First Quarter
	2012	2011

Specialty:
Gross premiums written	$450,621	$415,730
Net premiums written	389,528	358,117
Premiums earned	387,110	330,207
Pre-tax income	68,261	89,914
Loss ratio	61.5%	54.2%
Expense ratio	33.6%	33.8%
GAAP combined ratio	95.1%	88.0%

Regional:
Gross premiums written	$313,584	$298,841
Net premiums written	290,199	279,624
Premiums earned	264,266	261,517
Pre-tax income	31,787	24,435
Loss ratio	59.0%	62.4%
Expense ratio	36.7%	36.3%
GAAP combined ratio	95.7%	98.7%

Alternative Markets:
Gross premiums written	$274,229	$254,847
Net premiums written	203,216	200,554
Premiums earned	158,693	148,337
Pre-tax income	47,687	41,537
Loss ratio	72.6%	72.6%
Expense ratio	26.5%	26.2%
GAAP combined ratio	99.1%	98.8%

Reinsurance:
Gross premiums written	$120,000	$112,564
Net premiums written	112,880	106,354
Premiums earned	106,338	105,478
Pre-tax income	27,697	25,337
Loss ratio	56.9%	62.6%
Expense ratio	41.3%	39.2%
GAAP combined ratio	98.2%	101.8%

International:
Gross premiums written	$243,092	$187,876
Net premiums written	207,703	138,654
Premiums earned	183,244	136,958
Pre-tax income	19,640	2,253
Loss ratio	59.9%	66.5%
Expense ratio	37.7%	39.3%
GAAP combined ratio	97.6%	105.8%

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Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1)(2))

	First Quarter
	2012	2011

Corporate and Eliminations:
Net investment gains	$47,491	$29,284
Interest expense	(28,821)	(28,117)
Other revenues and expenses (3)	(26,439)	(25,449)
Pre-tax loss	(7,769)	(24,282)

Consolidated:
Gross premiums written	$1,401,526	$1,269,858
Net premiums written	1,203,526	1,083,303
Premiums earned	1,099,651	982,497
Pre-tax income	187,303	159,194
Loss ratio	61.8%	61.8%
Expense ratio	34.7%	34.7%
GAAP combined ratio	96.5%	96.5%

(1)
Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the first quarters of 2012 and 2011, catastrophe losses were $4 million and $24 million, respectively.

(3)
Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2012	December 31, 2011

Net invested assets (1)	$15,114,999	$14,559,781
Total assets	19,133,632	18,403,873
Reserves for losses and loss expenses	9,394,152	9,337,134
Senior notes and other debt	1,853,512	1,500,503
Junior subordinated debentures	243,050	242,997
Common stockholders’ equity (2)	4,126,916	3,953,356
Common stock outstanding	138,274	137,520
Book value per share (3)	29.85	28.75
Tangible book value per share (3)	29.14	28.04

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)
After-tax unrealized investment gains were $452 million and $430 million as of March 31, 2012 and December 31, 2011, respectively. Unrealized currency translation losses were $46 million and $61 million as of March 31, 2012 and December 31, 2011, respectively.

(3)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Supplemental Information
(Amounts in thousands)

	First Quarter
	2012	2011

Reconciliation of operating income to net income:
Operating income (1)	$104,236	$96,800
Investment gains, net of tax	31,082	18,790
Net income	$135,318	$115,590

Return on equity (2)	13.7%	12.7%

Cash flow from operations	$73,762	$51,771

Other operating costs and expenses:
Underwriting expenses	$382,023	$340,483
Service expenses	19,592	17,329
Net foreign currency losses (gains)	(1,434)	520
Other costs and expenses	31,598	27,797
Total	$431,779	$386,129

(1)
Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses. Management believes that excluding net investment gains and losses, which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Investment Portfolio
March 31, 2012
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$1,026,262	6.8%
State and municipal:
Special revenue	2,175,615	14.4%
State general obligation	946,343	6.3%
Local general obligation	476,284	3.1%
Pre-refunded	1,277,913	8.5%
Corporate backed	461,126	3.0%
Total state and municipal	5,337,281	35.3%
Mortgage-backed securities:
Agency	1,113,765	7.4%
Residential — Prime	224,559	1.5%
Residential — Alt A	122,221	0.8%
Commercial	108,852	0.7%
Total mortgage-backed securities	1,569,397	10.4%
Corporate:
Industrial	1,304,343	8.6%
Financial	620,007	4.1%
Utilities	186,362	1.2%
Asset-backed	394,934	2.6%
Other	109,630	0.7%
Total corporate	2,615,276	17.2%
Foreign	1,005,993	6.7%
Total fixed maturity securities (1)	11,554,209	76.4%
Equity securities available for sale:
Common stocks	365,237	2.4%
Preferred stocks	123,983	0.8%
Total equity securities available for sale	489,220	3.2%
Cash and cash equivalents (2)	1,387,976	9.2%
Investment funds (2)	626,327	4.1%
Real estate	355,254	2.4%
Arbitrage trading account	344,892	2.3%
Loans receivable	357,121	2.4%
Net invested assets	$15,114,999	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.4 years.

(2)
Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases. Investment funds are net of related liabilities of $53 million.

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Foreign Fixed Maturity Securities
March 31, 2012
(Amounts in thousands)

	Government	Corporate	Total
Australia	$168,538	$103,027	$271,565
United Kingdom	150,605	42,504	193,109
Germany	93,932	27,692	121,624
Canada	91,179	47,790	138,969
Argentina	93,411	—	93,411
Brazil	49,430	—	49,430
Supranational (1)	37,796	—	37,796
Norway	36,980	—	36,980
Switzerland	—	30,983	30,983
Finland	—	11,370	11,370
Netherlands	—	11,331	11,331
Singapore	4,736	—	4,736
Uruguay	3,261	—	3,261
New Zealand	1,428	—	1,428
Total	$731,296	$274,697	$1,005,993

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and Inter-American Development Bank.